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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tosco Corporation of our report dated March 1, 2000 relating to the financial statements and financial statement schedule, which appears in Tosco Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

[     , 2001]
[Tempe, Arizona]